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                                                                     EXHIBIT 5.1

                                October 19, 2001

LSI Logic Corporation
1551 McCarthy Blvd.
Milpitas, CA  95035

         Re: LSI Logic Corporation Registration Statement for Offering of an
             Aggregate of 316,042 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to LSI Logic Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 316,042 shares of the Company's common stock (the "Shares") and related share right awards authorized for issuance under the Company's 2001 Supplemental Stock Issuance Plan (the "Plan").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of the share right award letter agreements duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                      Very truly yours,

                                      /s/ BROBECK, PHLEGER & HARRISON LLP